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                                                                   EXHIBIT 10-49



                              DTE ENERGY AFFILIATES

                         NONQUALIFIED PLANS MASTER TRUST



















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                                TABLE OF CONTENTS

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                                                                                                       PAGE
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
Section 1         Definitions............................................................................2
Section 2         Establishment and Funding of Trust.....................................................4
Section 3         Payments to Plan Participants and Their Beneficiaries..................................6
Section 4         Trustee Responsibility Regarding Payments to Trust Beneficiary
                  When Company is Insolvent..............................................................7
Section 5         Payments to Company....................................................................9
Section 6         Investment and Administrative..........................................................9
Section 7         Contractual Settlement and Income; Market Practice Settlements........................11
Section 8         Disposition of Income.................................................................11
Section 9         Accounting by Trustee.................................................................12
Section 10        Responsibility of Trustee.............................................................12
Section 11        Compensation and Expenses of Trustee..................................................14
Section 12        Resignation and Removal of Trustee....................................................15
Section 13        Appointment of Successor..............................................................15
Section 14        Amendment or Termination..............................................................16
Section 15        Miscellaneous.........................................................................16

Appendix A        Prior Plans
Appendix B        Non-qualified Deferred Compensation Plans
Appendix C        Prior Trusts

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                                        i

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                              DTE ENERGY AFFILIATES
                         NONQUALIFIED PLANS MASTER TRUST

         This Trust Agreement is made effective the 1st day of May 2003, by and between DTE Energy Company, a corporation organized under the laws of the State of Michigan or any successor corporation (the "Company"), and Mellon Bank, N.A., a national banking association organized in the United States (the
"Trustee").

                                   WITNESSETH:

         WHEREAS, the Company previously adopted the non-qualified deferred compensation plans listed in Appendix A, (the "Prior Plans") which have been replaced by the non-qualified deferred compensation plans listed in Appendix B
(the "Plans"); and

         WHEREAS, Appendix B may be revised by the Company from time to time prior to a Change in Control to add or delete Plans by delivering to the Trustee a new Appendix B without requiring an amendment of the Trust Agreement; and

         WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plans with respect to the individuals participating in the Plans; and

         WHEREAS, the Company previously established the irrevocable grantor trusts listed in Appendix C (the "Prior Trusts") to support the Prior Plans and now wishes to merge the Prior Trusts and assets and establish a global benefits trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the creditors of the Company and, to the extent provided herein, the creditors of Participating
Affiliated Companies in the event of Insolvency, as herein defined, until paid to Plan Participants and their Beneficiaries in such manner and at such times as specified in the Plan(s); and

         WHEREAS, the terms of the Prior Trusts permit the Prior Trusts to be merged into the Trust as described above; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;
and

         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:






                                   SECTION 1
                                  DEFINITIONS

         (a) "AFFILIATED COMPANY" means any corporation while such corporation is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as the Company or any other employing entity while such entity is under common control (within the meaning of Code section 414(c)) with the Company.

         (b) "BENEFICIARY" means the person, persons or entity designated in writing by a Participant, on forms provided by the Company, to receive distribution of certain death benefits payable under a Plan in the event of the Participant's death.

         (c) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of DTE Energy Company.

         (d) "CHANGE IN CONTROL" means the occurrence of any one of the following events:

                  (1) individuals who, on January 1, 2002, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to January 1, 2002, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to directors or as a result of any other actual or threatened solicitation of proxies (or consents) by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

                  (2) any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (2) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (3)), or (E) a transaction (other than one described in (3) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (E) does not constitute a Change in Control under this paragraph (2); or

                  (3) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a "Business Combination") or sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                  (4) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

The Company shall immediately notify the Trustee in writing of any Change in Control. The Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Change in Control has occurred.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder. References to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

         (f) "COMPANY" means DTE Energy Company or its successors and assigns.

         (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder. References to any section or subsection of ERISA include references to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

         (h) "INSOLVENCY" OR "INSOLVENT" means for purposes of this Trust Agreement (i) the Company or a Participating Affiliated Company is unable to pay its debts as they become due, or (ii) the Company or a Participating Affiliated Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (i) "PARTICIPANT" means an employee who has made a written election on a properly executed form to participate in a Plan or Prior Plan that requires such an election or has otherwise been properly designated to participate in a Plan or Prior Plan.

         (j) "PARTICIPATING AFFILIATED COMPANY" means any Affiliated Company who has elected to participate in a Plan that requires such an election; otherwise it means any Affiliated Company.

         (k) "PLAN" OR "PLANS" means the plans described in Appendix B.

         (l) "PRIOR PLAN" OR "PRIOR PLANS" means the plans described in Appendix A.

         (m) "PRIOR TRUSTS" means the irrevocable grantor trusts described in Appendix C.

         (n) "SUBSIDIARY" means a corporation, partnership, joint venture, limited liability company, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest.

         (o) "TRUST" OR "TRUST AGREEMENT" means the DTE Energy Affiliates Nonqualified Plans Master Trust as described herein and as amended from time to time.

         (p) "TRUSTEE" means Mellon Bank, N. A.

                                   SECTION 2
                       ESTABLISHMENT AND FUNDING OF TRUST

         (a) The Company hereby deposits with the Trustee in trust the total assets of the Prior Trusts which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. As of the transfer of assets described in the preceding sentence, the "Funding Amount" (as defined in the Prior Trusts) and contribution requirements of the Prior Trusts shall no longer apply and the funding requirements set forth in the Plans and this Trust shall be operative. The Trustee shall establish a subaccount within this Trust in the name of each Plan and each Participating Affiliated Company participating in such Plan (each a "Participating Affiliated Company Account"), as directed by the Company. Amounts transferred to this




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Trust from a Prior Trust shall be credited to the subaccount of the Plan to which the Prior Trust corresponds, as directed by the Company. Other contributions or transfers to this Trust shall be credited to the subaccount of one or more Plans and one or more Participating Affiliated Company Accounts, as directed by the Company. The Company may cause the assets of the subaccounts allocable to the Plans to be commingled for investment purposes, provided that the Company shall be responsible for causing sufficient records to be maintained to insure that benefits and liabilities payable with respect to each Plan shall be paid from the assets allocable to each such Plan.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Company represents and warrants to the Trustee: (i) no Plan for which benefits are or may become payable under this Trust is subject to Part 4 of Title I of ERISA; and (ii) each Plan covers, and will cover, only
(x) a select group of management or highly compensated employees as contemplated by Section 401(a) of ERISA and interpretations, opinions, and rulings of the Department of Labor thereunder or (y) participants in an excess benefit plan as defined in Section 3(36) of ERISA.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and Participating Affiliated Companies and shall be used exclusively for the purposes of paying Plan Participants and their Beneficiaries to the extent any Participant or Beneficiary acquires the right to receive a payment under a Plan and general creditors as herein setforth. Plan Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under a Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their Beneficiaries against the Company. Any assets held by the Trustee in any subaccount will be subject to the claims of the Company's general creditors in the event of Insolvency of the Company. Any assets held by the Trustee in a Participating Affiliated Company Account will be subject to the claims of such Participating Affiliated Company's general creditors (but shall not be subject to the claims of any other Participating Affiliated Company's general creditors) under federal and state law in the event of Insolvency.

         Upon a Change in Control, the Company shall, as soon as possible, but in no event longer than 7 days following the Change in Control, as defined herein, make an irrevocable contribution to the Trust. Such contribution shall be in an amount such that the resulting balance of the Trust and each Plan's subaccount are sufficient to pay each Plan Participant or Beneficiary the benefits to which Plan Participants or their Beneficiaries would be entitled pursuant to the terms of the Plan, as well as an amount deemed necessary to pay estimated Trust administrative expenses for the following 5 years as determined by the Company's accountants, as of the date on which the Change in Control occurred. The Trustee shall have no duty to enforce any funding obligations of the Company or to determine or collect contributions under the Plans and shall have no responsibility for any property until it is received and accepted by the Trustee. Notwithstanding the preceding, in

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no event shall the transfer the Company is required to make hereunder upon or following a Change in Control be less than the transfer the Company would have been required to make under the terms of the Plans as in effect immediately prior to the Change in Control. The Company shall have the sole duty and responsibility, both before and after a Change of Control, for the determination of the accuracy or sufficiency of the contributions to be made under the Plans. The duties of the Trustee shall be governed solely by the terms of this Trust Agreement without reference to the terms of the Plan, and the Trustee shall have no duties other than those specifically set forth in this Trust Agreement.

                                   SECTION 3
              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable with respect to each Plan Participant (and his or her Beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the applicable Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their Beneficiaries in accordance with such Payment Schedule. The Company shall be responsible for notifying the Trustee of any change in the information on the Payment Schedule. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their Beneficiaries in accordance with such Payment Schedule; provided, however, that, except as provided in Section 14 and with respect to the payment of the Trustee's expenses, (i) amounts credited to a Plan's subaccount under this Trust may only be used to pay benefits to Participants and Beneficiaries of such Plan and (ii) amounts credited to a Participating Affiliated Company Account may only be used to pay benefits to Participants and Beneficiaries who are entitled to a benefit from such Participating Affiliated Company.

         It is the intent of the Company and the Trustee that the Company shall be responsible for determining and effecting all federal, state and local tax aspects of the Plan and the Trust Fund, including without limitation income taxes payable on the Trust's Fund's income, if any, and required withholding of income or other payroll taxes in connection with the payment of benefits from the Trust Fund pursuant to the Plan, and all reporting required in connection with any such taxes. To the extent that the Company is required by applicable law to pay or withhold such taxes or to file such reports, such obligations shall be a responsibility allocated to the Company hereunder. To the extent the Trustee is required by applicable law to pay or withhold such taxes or to file such reports, the Company shall inform the Trustee of such obligation, shall direct the Trustee with respect to the performance of such obligations, and shall provide the Trustee with all information required by the Trustee to meet such obligations. Notwithstanding the foregoing, the Company may elect to pay any applicable taxes directly. In the event the Company pays taxes directly, such amounts may be reimbursed from the Trust assets by the Trustee, provided that the Company certifies the amount of taxes paid directly and instructs the Trustee to remit a reimbursement of such taxes to the Company. In addition, the Trustee shall provide the Company with all information required to enable the Company to pay any taxes on the Trust's income on a timely basis.

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        (b) The entitlement of a Plan Participant or his or her Beneficiaries to
benefits under a Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. The Company shall notify the Trustee of such determination and shall direct commencement of payments of such benefits.

         (c) The Company or the applicable Participating Affiliated Company may make payment of benefits directly to Plan Participants or their Beneficiaries as they become due under the terms of a Plan. The Company shall notify the Trustee of any decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company or the applicable Participating Affiliated Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient to make a payment then due under the Payment Schedule.

                                   SECTION 4
 TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS
                                   INSOLVENT

         (a) The Trustee shall cease payment of benefits to Plan Participants and their Beneficiaries if the Company is Insolvent, subject to the provisions of Subsection 4(b) below. The Trustee shall cease payment of benefits to Plan Participants and their Beneficiaries on behalf of a Participating Affiliated Company if that Participating Affiliated Company is Insolvent, subject to the provisions of Subsection 4(b) below.

         (b) At all times during the continuance of this Trust, as provided in Subsection 2(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below, and the principal and income allocable to each Participating Affiliated Company's Subaccount shall be subject to claims of general creditors of such Participating Affiliated Company, under federal and state law as set forth below, for whose benefit such subaccount was established.

                  (1) The Board of Directors and the Chief Executive Officer ("CEO") of the Company shall have the duty to inform the Trustee in writing of the Insolvency of the Company or a Participating Affiliated Company. If a person claiming to be a creditor of the Company or a Participating Affiliated Company alleges in writing to the Trustee that the Company or a Participating Affiliated Company has become Insolvent, the Trustee shall determine whether the Company or the Participating Affiliated Company is Insolvent and, pending such determination, the Trustee in the case of the insolvency of the Company, shall discontinue payment of benefits to Plan Participants or their Beneficiaries and; in the case of the Insolvency of a Participating Affiliated Company, shall discontinue payment of benefits to Plan participants who would otherwise be entitled to a benefit payable from the subaccount of such Participating Affiliate Company. In all cases, the Trustee shall be entitled to conclusively rely upon the written certification of the Board of Directors or the

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Chief Executive Officer of the Company when determining whether the Company or a
Participating Affiliated Company is Insolvent.

                  (2) Unless the Trustee has actual knowledge of the Insolvency of the Company or a Participating Affiliated Company, or has received notice from the Company or a person claiming to be a creditor alleging that the Company or a Participating Affiliated Company is Insolvent, the Trustee shall have no duty to inquire whether the Company or a Participating Affiliated Company is Insolvent. The Trustee may in all events rely on such evidence concerning the solvency of the Company or a Participating Affiliated Company, as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the solvency of the Company or a Participating Affiliated Company. In no event shall "actual knowledge" be deemed to include knowledge of the credit status of the Company or a Participating Affiliated Company, held by banking officers or banking employees of Mellon Bank, N.A. which has not been communicated to the trust department of the Trustee. The Trustee may appoint an independent accounting, consulting or law firm to make any determination of solvency required by the Trustee under this
Section 4 only in cases where (a) the Trustee is required to make an inquiry as to the solvency of the Company or a Participating Affiliated Company, (because a creditor has alleged Insolvency) and (b) the Company disputes that the Company or a Participating Affiliated Company is Insolvent. In such event, the Trustee may conclusively rely upon the determination by such firm and shall be responsible only for the prudent selection of such firm.

                  (3) If at any time the Board of Directors or the CEO of the Company notifies the Trustee or the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their Beneficiaries in accordance with Subsection 4(a) and shall hold the assets of the Trust for the benefit of the general creditors of the Company, except that, to the extent permitted by applicable law, the Trustee's fees and expenses may continue to be paid pursuant to Section 11 hereof. If at any time the Board of Directors or the CEO of the Company notifies the Trustee or the Trustee has determined that a Participating Affiliated Company is Insolvent, the Trustee shall discontinue payments to all Plan Participants and their Beneficiaries and the Trustee is hereby directed by the Company (without the need for further direction from the Company or any Participating Affiliated Company at the time of such Insolvency) to segregate into the applicable Participating Affiliated Company's subaccount such Participating Affiliated Company's pro rata portion of each type of asset held by the Trust (on a security by security basis). Upon such segregation, such assets in the Insolvent Participating Affiliated Company's subaccount shall no longer be commingled with the remaining assets of the Trust for investment purposes, and the Trustee shall hold such segregated assets allocable to such Insolvent Participating Affiliated Company for the benefit of the general creditors of such Insolvent Participating Affiliated Company, except that, to the extent permitted by applicable law, the Trustee's fees and expenses may continue to be paid pursuant to Section 11 hereof. Upon such segregation, the Trustee shall resume payments to Plan Participants and Beneficiaries, in accordance with Section 3 of this Trust Agreement, who are entitled to benefits from other than the Insolvent Participating Affiliated Company's subaccount. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their Beneficiaries to pursue their rights as general creditors of the Company or a Participating Affiliated Company with respect to benefits due under the Plan(s) or otherwise.

                  (4) In the case of an Insolvency of the Company, the Trustee shall resume the payment of benefits to Plan Participants or their Beneficiaries in accordance with Section 3 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent) or pursuant to an order from the U.S. Bankruptcy Court or other court of competent jurisdiction. In the case of an Insolvency of a Participating Affiliated Company, the Trustee shall resume the payment of benefits to the Plan Participants and Beneficiaries from such subaccount of such Participating Affiliated Company in accordance with Section 3 of this Agreement, and such subaccount may be commingled with other such trust fund assets, only after the Trustee has determined that the Participating Affiliated Company is not Insolvent (or is no longer Insolvent) or pursuant to an order of the U.S. Bankruptcy Court or other Court of competent Jurisdiction.

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Subsection 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance, to the extent not inconsistent with an order from the U.S. Bankruptcy Court or other court of competent jurisdiction, shall include the aggregate amount of all payments due to Plan Participants or their Beneficiaries under the terms of the Plan(s) for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance, all in accordance with the Payment Schedule, which shall be modified by the Company as necessary to comply with the provisions of this paragraph (c).

                                   SECTION 5
                               PAYMENTS TO COMPANY

         The Company shall have no right or power to direct the Trustee to return to the Company (or any Participating Affiliated Company) or to divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants and their Beneficiaries pursuant to the terms of the Plan(s). The Trustee shall be entitled to rely conclusively upon the Company's written certification that all such payments have been made.

                                   SECTION 6
                          INVESTMENT AND ADMINISTRATIVE

         (a) Prior to a Change of Control, the Company shall establish and maintain written investment guidelines ("Investment Guidelines"), which may be used from time to time, for the investment of the assets in the Trust. The Company may appoint and remove one or more investment managers from time to time to manage specified portions of the Trust; provided, however, that the Company may also manage all or a portion of the Trust. To the extent that assets of the Trust are not so managed by an investment manager appointed by the Company, the Company shall manage all such assets. The Company and each investment manager shall designate in writing the persons who are authorized to represent such party in dealing with the Trustee. The Trustee shall have no investment duties for the Trust. The Trustee shall have no duty to inquire whether investment directions received from the Company or an investment manager are in accordance with the Plans or the Investment Guidelines, or to review the assets purchased, retained or sold. The Trustee shall be fully indemnified by the Company for any action taken in accordance with, or any failure to act in the absence of, the Company's or an investment manager's directions.

         (b) The Company shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust; the Trustee shall have no responsibility for determining whether such right has been properly exercised or for any investment losses that may result from its exercise.

         (c) After a Change of Control, the Trustee shall have and exercise sole investment discretion with respect to the Trust in accordance with the Investment Guidelines in effect immediately prior to the Change of Control, a copy of which shall be provided to the Trustee by the Company. The Trustee's sole responsibility with respect to investment discretion shall be to exercise such discretion in accordance with the Investment Guidelines. The Investment Guidelines may be changed from time to time by mutual agreement of the Trustee and the Company. The Trustee may, in its sole discretion, appoint, retain or terminate an investment manager (including any affiliate of the Trustee) to manage all or a portion of the Trust in accordance with the current Investment Guidelines.

         (d) The Trustee may collect and receive any and all money and other property due the Trust and give full discharge therefor.

         (e) The Trustee may settle, compromise or submit to arbitration any claims, debt or damages due or owing to or from the Trust; the Trustee may also commence or defend suits or legal proceedings to protect any interest of the Trust, and may represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal.

         (f) The Trustee may take all action necessary to pay for authorized transactions, including the borrowing or raising monies from any lender, including the Trustee, in its corporate capacity in conjunction with its duties under this Agreement and upon such terms and conditions as the Trustee may deem advisable to settle security purchases and/or foreign exchange or contracts for foreign exchange, and securing the repayments thereof by pledging all or any part of the Trust.

         (g) The Trustee may appoint custodians, subcustodians or subtrustees, domestic or foreign (including affiliates of the Trustee), as to part or all of the Trust. The Trustee shall not be responsible or liable for any losses or damages suffered by the Company arising as a result of the insolvency of any custodian, subcustodian or subtrustee, except to the extent the Trustee was negligent in its selection or continued retention of such custodian, subcustodian or subtrustee. In no event shall the Trustee be liable for the acts or omissions of any custodian, subcustodian or subtrustee appointed pursuant to the direction of the Company or an investment manager.

         (h) The Trustee may hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository (including an affiliate of the Trustee), so long as the Trustee's records clearly indicate that the assets held are a part of the Trust. The Trustee shall not be responsible for any losses resulting from the deposit or maintenance of securities or other property (in accordance with market practice, custom, or regulation) with any recognized foreign or domestic clearing facility, book entry system, centralized depository, or similar organization.

                                   SECTION 7
         CONTRACTUAL SETTLEMENT AND INCOME; MARKET PRACTICE SETTLEMENTS

         (a) In accordance with the Trustee's standard operating procedure, the Trustee shall credit the Trust with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Trustee credits income on contractual payment date, the Trustee may reverse such accounting entries to the contractual payment date if the Trustee reasonably believes that such amount will not be received.

         (b) In accordance with the Trustee's standard operating procedure, the Trustee will attend to the settlement of securities transactions on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Trustee settles certain securities transactions on the basis of contractual settlement date accounting, the Trustee may reverse to the contractual settlement date any entry relating to such contractual settlement if the Trustee reasonably believes that such amount will not be received.

         (c) Settlements of transactions may be effected in trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Company acknowledges that this may, in certain circumstances, require the delivery of cash or securities (or other property) without the concurrent receipt of securities (or other property) or cash. In such circumstances, the Trustee shall have no responsibility for nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) by the counterparty unless the nonreceipt of payment (or late payment) or nondelivery of securities or other property (or late delivery) is due to the Trustee's negligence or willful misconduct.

                                   SECTION 8
                              DISPOSITION OF INCOME

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                                   SECTION 9
                              ACCOUNTING BY TRUSTEE

         (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. The records shall include separate subaccounts established and maintained for each Plan and for each Participating Affiliated Company Account within each Plan. The assets of a subaccount allocable to a Plan shall not be used to satisfy the liabilities with respect to Plan Participants or Beneficiaries of another Plan.

         (b) The Company shall keep full, accurate and detailed records with respect to the Participants and benefits paid and payable under the Plan, which records shall be made available to the Trustee at its request.

         (c) Within 60 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. In the absence of the filing in writing with the Trustee by the Company of exceptions or objections to any such account within 90 days, the Company shall be deemed to have approved such account; in such case, or upon the written approval by the Company of any such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction. The Trustee may conclusively rely on determinations of the Company of valuations for assets of the Trust for which the Trustee deems there to be no readily determinable fair market value and on determinations of the issuing insurance company of valuations for insurance contracts/policies.

                                   SECTION 10
                            RESPONSIBILITY OF TRUSTEE

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given in writing by the Company or any investment manager appointed by the Company. In the event of a dispute between the Company or any Participating Affiliated Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute that is contemplated by and in conformity with the terms of the Plans or this Trust.

         (b) The Trustee is not a party to and has no duties or responsibilities under the Plans, and has no duties or responsibility other than those that may be expressly contained in this Trust Agreement. Except as provided in Section 2(d) of this Trust Agreement relating to the Company's contribution obligation on a Change in Control, in any case in which a provision of this Trust Agreement conflicts with any provision in any Plan, this Trust Agreement shall control.

         (c) The Trustee shall not be responsible for the title, validity or genuineness of any property or evidence of title hereto received by it or delivered by it pursuant to this Trust Agreement and shall be held harmless in acting upon any notice, request, direction, instruction, consent, certification or other instrument reasonably believed by it to be genuine and delivered by the proper party or parties.

         (d) The Company agrees to indemnify and hold harmless, to the extent permitted by law, the Trustee, its parent, subsidiaries and affiliates, and each of their respective officers, directors, employees and agents from and against all liability, loss and expense, including reasonable attorneys' fees and expenses incurred by the Trustee or any of the foregoing indemnitees arising out of or in connection with this Trust Agreement, except as a result of the Trustee's own negligence or willful misconduct. The Trustee shall be fully indemnified by the Company for any action taken in accordance with, or any failure to act in the absence of, the Company's or investment manager's written directions. If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's reasonable costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. This Section 9(d) shall survive the termination of this Agreement.

         (e) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and as a part of its reimbursable expenses under this Agreement, pay counsel's reasonable compensation and expenses. The Trustee shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         (f) The Trustee may in the Trustee's reasonable judgment, hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and such professionals' reasonable compensation shall be part of the Trustee's reimbursable expenses under this Trust Agreement.

         (g) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy and shall act with respect to any such policy only as directed by the Company.

         (h) However, notwithstanding the provisions of Subsection 9(g) above, where directed by the Company, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (i) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         (j) Notwithstanding anything in this Agreement to the contrary contained herein, the Trustee shall not be responsible or liable for any delay in performance, or non-performance, of any obligation hereunder or for any losses to the extent that the same is due to forces beyond the reasonable control of the Trustee, its agents or custodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God; or any other similar event, provided that the relevant party shall take all reasonable steps to minimize the effects of same. This Section shall survive the termination of this Agreement.

         (k) The Trustee shall not be liable for any act of omission of any other person not selected or retained by the Trustee in the exercise of its sole discretion in carrying out any responsibility imposed upon such person. Under no circumstances shall the Trustee be liable for any indirect, consequential, or special damages with respect to its role as the Trustee.

         (l) If the Company either contributes or directs the Trustee to invest the Trust Fund in securities or other obligations of the Company, then the Trustee shall have no fiduciary or other liability for decisions to purchase or hold such investments. Also, the Company shall direct the Trustee as to the voting of any Company stock held in the Trust. The Company shall indemnify the Trustee for any liabilities that arise on account of such contributions or investments. This Section shall survive the termination of this Agreement.

                                   SECTION 11
                      COMPENSATION AND EXPENSES OF TRUSTEE

         The Company shall pay all reasonable administrative expenses and the Trustee's fees and reasonable expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustee shall be entitled to fees for services as mutually agreed. The Company acknowledges that as part of the Trustee's compensation, the Trustee may earn interest on balances including disbursement balances and balances arising from purchase and sale transactions. If the Trustee advances cash or securities to the Trust for any purpose, or in the event that the Trustee shall incur or be assessed taxes, interest, charges, or assessments, in connection with the performance of this Agreement, except such as may arise from its own negligent failure to act or willful misconduct, any property at any time held in the Trust shall be security therefor and the Trustee shall be entitled to collect from the Trust sufficient cash for reimbursement, and if such cash is insufficient, dispose of the assets of the Trust to the extent necessary to obtain reimbursement. To the extent the Trustee advances funds to the Trust for disbursements or to effect the settlement of purchase transactions, the Trustee shall be entitled to collect from the Trust either (i) with respect to non-domestic assets, an amount equal to what would have been earned on the sums advanced (an amount approximating the "federal funds" interest rate) or (ii) with respect to non-domestic assets, the rate applicable to the appropriate foreign market.

                                   SECTION 12
                       RESIGNATION AND REMOVAL OF TRUSTEE

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective as of the later of (i) 30 days after receipt of such notice, or (ii) the date of the transfer of Trust assets to a successor Trustee, unless the Company and the Trustee agree otherwise. The Company may remove the Trustee on 30 days notice or such shorter notice accepted by the Trustee.

         (b) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The resigning or removed Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to resignation or removal. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit. The Company's consent to extension of such time limit shall not be unreasonably withheld.

         (c) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) of this section. If no such appointment has been made within 60 days after the notice of such resignation or removal, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   SECTION 13
                            APPOINTMENT OF SUCCESSOR

         (a) If the Trustee resigns (or is removed) in accordance with Subsection 11(a) hereof, the Company may appoint any third party, such as a bank trust department, that may validly exercise corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former

Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to the terms hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                                   SECTION 14
                            AMENDMENT OR TERMINATION

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of a Plan, as certified to in writing by the Company (upon which certification the Trustee may conclusively rely), or make the Trust revocable.

         (b) The Trust shall not terminate until the date on which the Plan Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, as certified to in writing by the Company (upon which certification the Trustee may conclusively rely). Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company, Subsection 2(b) notwithstanding. The preceding sentences to the contrary notwithstanding, this Trust may terminate with respect to a Plan (and the subaccount maintained with respect to that Plan) if that Plan's Participants and Beneficiaries are no longer entitled to benefits pursuant to the terms of that Plan, as certified in writing by the Company (upon which certification the Trustee may conclusively rely), in which case any assets remaining in that Plan's subaccount shall be reallocated to the subaccount of one or more of the remaining Plans and the applicable Participating Affiliated Company Account as directed by the Company.

         (c) Upon written approval of Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. Such approval shall be obtained and certified to in writing by the Company (upon which certification the Trustee may conclusively rely), and the Trustee shall have no responsibility therefor. All assets in the Trust at termination shall be returned to the Company, Subsection 2(b) notwithstanding.

                                   SECTION 15
                                  MISCELLANEOUS

         (a) Neither the Company nor the Trustee may assign this Trust Agreement without the prior written consent of the other, except that the Trustee may assign its rights and delegate its duties hereunder to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Trustee. This Trust Agreement shall be binding upon, and inure to the benefit of, the Company and the Trustee and their respective successors and permitted assigns. Any entity which shall by merger, consolidation, purchase, or otherwise, succeed to substantially all the trust business of the Trustee shall, upon such succession and without any appointment or other action by the Company, be and become successor trustee hereunder, upon notification to the Company.

         (b) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (c) Benefits payable to Plan Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (d) Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement, any reference to the Plans or Plan provisions which require knowledge or interpretation of the Plans shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Plan and shall in no way be liable for any proper action taken contrary to the Plans.

         (e) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The parties hereby expressly waive, to the full extent permitted by applicable law, any right to trial by jury with respect to any judicial proceeding arising from or related to this Agreement.

         (f) Any action required to be taken by the Company shall be by resolution of its Board of Directors or by written direction of one or more of its president, any vice president or treasurer or anyone designated by such person to act on behalf of the Company under this Trust Agreement. The Trustee may rely upon a resolution or direction filed with the Trustee that is contemplated by and in conformity with the terms of the Plans or this Trust and shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

         (g) In making payments to service providers pursuant to authorized directions, the Company acknowledges that the Trustee is acting as paying agent, and not as the payor, for tax information reporting and withholding purposes.

         (h) Any notice to the Trustee or the Company required or permitted under this Trust shall be duly and properly given an delivered if sent by certified United States mail, return receipt requested, to the Trustee at:

                  Mellon Bank, N.A.
                  One Mellon Center
                  Pittsburgh, PA  15258-2001

and to the Company at:


                  DTE Energy Company
                  Attn: Vice President and Treasurer
                  2000 Second Avenue
                  Detroit, Michigan  48226

         (i) Each of the Company and the Trustee hereby represents and warrants to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind it to this Agreement.

         IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement effective as of the date set forth above.

         DTE ENERGY COMPANY

         /s/David E. Meador

         Name:  David E. Meador
         Title: Sr. Vice President and Chief Financial Officer



Attest:

/s/Teresa M. Sebastian

(CORPORATE SEAL)



         The undersigned, Teresa M. Sebastian, does hereby certify that he/she is the duly elected, qualified and acting Secretary of DTE Energy Company (the "Company") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Company with full power and authority to execute this Trust Agreement on behalf of the Company and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/Teresa M. Sebastian
Assistant Corporate Secretary
DTE Energy Company


         MELLON BANK, N.A.

         /s/Jerri L. Jones

         Name:  Jerri L. Jones
         Title: Assistant Vice President



Attest:

/s/Susan M. Simon

                                                                      APPENDIX A

                                   PRIOR PLANS

The Benefit Equalization Plan for Certain Employees of The Detroit Edison
Company

The Retirement Reparation Plan for Certain Employees of The Detroit Edison
Company

The Detroit Edison Company Savings Reparation Plan

The Detroit Edison Company Management Supplemental Benefit Plan

MCN Energy Group Supplemental Retirement Plan

MCN Energy Group Supplemental Savings Plan

MCN Energy Group Executive Deferred Compensation Plan

MCN Energy Group Supplemental Death and Retirement Income Plan

MCN Energy Group Excess Benefit Plan

DTE Energy Company Change-in-Control Severance Agreements

The Key Employee Deferred Compensation Plan

                                                                      APPENDIX B

                    NON-QUALIFIED DEFERRED COMPENSATION PLANS
                             AS OF SEPTEMBER 1, 2002

DTE Energy Company Executive Supplemental Retirement Plan, effective January 1, 2001

DTE Energy Company Supplemental Retirement Plan, effective January 1, 2002

DTE Energy Company Supplement Savings Plan, effective December 6, 2001

DTE Energy Company Executive Deferred Compensation Plan, effective
January 1, 2002

DTE Energy Company Executive Post-Employment Benefits Plan

                                                                      APPENDIX C

                                  PRIOR TRUSTS

                                   TRUST NAME

The Detroit Edison Company Irrevocable Grant or Trust for The Detroit Edison Company Benefit Equalization Plan, restated effective January 1, 1996

The Detroit Edison Company Irrevocable Grantor Trust for The Detroit Edison Company Retirement Reparation Plan, restated effective January 1, 1996

The Detroit Edison Company Irrevocable Grantor Trust for The Detroit Edison Company Savings Reparation Plan, restated effective January 1, 1996

The Detroit Edison Company Irrevocable Grantor Trust for The Detroit Edison Company Management Supplemental Benefit Plan, restated effective January 1, 1996

Trust Agreement for DTE Energy Company Change-in-Control Severance Agreements, effective October 1, 1997

Michigan Consolidated Gas Company Rabbi Trust (correct name to be obtained)